Analysis, Research & Planning Corporation's Consent	EXHIBIT 23

The Dow Chemical Company:

Analysis, Research & Planning Corporation (“ARPC”) hereby consents to the use of ARPC's name and the reference to ARPC's reports in this Quarterly Report on Form 10-Q of The Dow Chemical Company for the period ended September 30, 2015, and the incorporation by reference thereof in the following Registration Statements of The Dow Chemical Company and Subsidiaries:

Form S-3:

No.	333-186728

Form S-4:

No.	333-88443
333-204006

Form S-8:

Nos.	33-21748
33-51453
33-52841
33-58205
33-61795
333-27381
333-40271
333-43730
333-49183
333-67414
333-88443
333-91027
333-103518
333-103519
333-105080
333-115185
333-122932
333-145015
333-162910
333-181356
333-199664

/s/ B. THOMAS FLORENCE
B. Thomas Florence
President
Analysis, Research & Planning Corporation
October 23, 2015

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